UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2021
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.625% Noncumulative Preferred Stock, Series G	ALL PR G	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Registrant’s annual stockholders meeting was held on May 25, 2021 (the "Annual Meeting") in a virtual format. The current virtual format allows Allstate to reach a broader base of stockholders not limited to those who can travel to an in-person meeting. This allows for greater participation among our shareholders and opportunity for more robust engagement. The virtual format also allows stockholders to submit questions and comments in our online forum both before and during the meeting.

Below are the final vote results of the Annual Meeting.

Proposal 1 - Election of Directors. Twelve directors were elected by a majority of the votes cast for terms expiring at the 2022 annual stockholders meeting.  The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald E. Brown	220,064,765	2,600,281	440,619	31,025,378
Kermit R. Crawford	217,636,873	5,034,766	434,026	31,025,378
Michael L. Eskew	202,815,566	19,827,553	462,546	31,025,378
Richard T. Hume	221,604,526	1,054,847	446,292	31,025,378
Margaret M. Keane	218,850,515	3,841,020	414,130	31,025,378
Siddharth N. Mehta	201,615,834	21,049,754	440,077	31,025,378
Jacques P. Perold	219,837,212	2,827,761	440,692	31,025,378
Andrea Redmond	213,253,606	9,391,188	460,871	31,025,378
Gregg M. Sherrill	217,306,549	5,352,788	446,328	31,025,378
Judith A. Sprieser	213,498,557	9,169,999	437,109	31,025,378
Perry M. Traquina	219,905,850	2,728,076	471,739	31,025,378
Thomas J. Wilson	199,705,434	21,038,602	2,361,629	31,025,378

Proposal 2 – Say-on-Pay: Advisory Vote on the Compensation of the Named Executives.  The proposal on the advisory resolution to approve the compensation of the named executives received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
195,274,842	26,919,733	911,090	31,025,378

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accountant. The proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant's independent registered public accountant for 2021 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain
235,623,485	18,042,139	465,419

Proposal 4 - Stockholder Proposal. The stockholder proposal on amending proxy access terms did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
88,135,074	133,515,055	1,455,536	31,025,378

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION (Registrant)

	By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: May 26, 2021